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                                                                    EXHIBIT 11.1

                            LIST OF SUBSIDIARIES

         NAME OF CORPORATION                              STATE OF INCORPORATION
         -------------------                              ----------------------

Memorial Service Life Insurance Company                            Texas
Lincoln Memorial Life Insurance Company                            Texas
Wise & Associates, Inc.                                           Missouri
NPS Forever, Inc.                                                 Missouri
Forever Network, Inc.                                             Missouri
       Mason Securities Association, Inc.                         Missouri
       Forever Memorial, Inc.                                     Missouri
       Dartmont Investment, Inc.                                  Delaware
       BDC Properties, Inc.                                       Missouri
       Hollywood Forever, Inc.                                   California
       Mount Washington Forever, LLC (50% owned)                  Missouri
       MWC Properties, Inc.                                       Missouri